Exhibit 10.2

iHEARTMEDIA, INC.

Non-Employee Director Restricted Stock Unit Award Agreement

This Non-Employee Director Restricted Stock Unit Award Agreement (this “Award Agreement”), dated as of             , 2019 (the “Effective Date”), evidences the grant of RSUs pursuant to the provisions of the 2019 Incentive Equity Plan (the “Plan”) of iHeartMedia, Inc. (the “Company”) to the individual whose name appears below (“Participant”), covering the specific number of shares of Common Stock (the “Shares”) set forth below and on the following terms and conditions. Capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1.	Name of Participant:

2.	Number of RSUs:

3.	Date of grant of the RSUs:

4.	Vesting:

a.	Subject to Participant’s continued service on the Board through each applicable vesting date, [ ].

b.

Notwithstanding anything to the contrary contained in Section 4.a hereof, upon a Participant’s termination by the Company without Cause, the Participant’s RSUs that would vest on the next regularly scheduled vesting date shall vest on a pro rata basis through the date of such termination (based on the number of completed days of service).

c.	Notwithstanding anything to the contrary contained in Section 4.a hereof, 100% of the RSUs shall vest immediately prior to the consummation of a Change in Control.

d.

Subject to Section 4.b hereof, vesting shall cease immediately upon termination of Participant’s service on the Board for any reason, and any portion of the RSUs that has not vested on or prior to the date of such termination shall be forfeited on such date. Once vesting has occurred, the vested portion will be settled at the time or times specified in Section 6 hereof.

5.

Each RSU is granted together with Dividend Equivalents, which Dividend Equivalents will be (a) paid in the same form (cash or stock) in which the corresponding dividends are paid to the stockholders and (b) subject to the same vesting and forfeiture provisions as the RSUs granted pursuant to Section 2. Any payments made pursuant to Dividend Equivalents will be paid in either cash or in shares of Common Stock, or any combination thereof, effective as of the date of settlement under Section 6 below.

6.

Promptly following, and in any event within sixty (60) days of, the vesting of the RSUs, Participant shall receive the number of shares of Common Stock that corresponds to the number of RSUs that have become vested on the applicable vesting date. Notwithstanding anything to the contrary in the foregoing, if Participant’s termination pursuant to Section 4.b occurs prior to the first to occur of (a) one hundred and eighty (180) days after the pricing of of an underwritten public offering of the Common Stock that occurs following the Effective Date and (b) two (2) business days after the first day that the Common Stock becomes listed on a nationally recognized securities exchange through a direct listing that does not occur in conjunction with an underwritten public offering (as applicable, the “Initial Public Date”), settlement of Participant’s vested RSUs shall occur on the earlier of (i) the Initial Public Date and (ii) March 15th of the calendar year immediately following the calendar year in which such termination occurred.

7.

Participant is solely liable for all income tax, social security tax, payroll tax and other tax-related withholding (“Tax-Related Items”), and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any Shares and (b) does not commit to structure the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items.

8.

Participant hereby acknowledges receipt of a copy of the Plan attached hereto as Annex A as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference and the RSUs are subject to such terms and conditions in all respects. This Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

9.

Nothing in the Plan or this Award Agreement shall confer upon Participant any right to continue to provide services to the Company or any of its Subsidiaries or Affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or Affiliates to terminate such service at any time for any reason whatsoever (whether for Cause or without Cause) without liability to the Company or any of its Subsidiaries or Affiliates.

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IN WITNESS WHEREOF, the parties hereto have executed this Non-Employee Director Restricted Stock Unit Award Agreement as of the date first written above.

iHEARTMEDIA, INC.

Name:
Title:

PARTICIPANT

Name: